UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2006

DiCon Fiberoptics, Inc.
(Exact name of registrant as specified in its charter)

California	000-49939	94-3006185
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1689 Regatta Blvd.
Richmond, CA	94804
(Address of principal executive	(Zip Code)
offices)

Registrant’s telephone number, including area code: (510) 620-5000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On December 18, 2006, DiCon Fiberoptics, Inc. (the “Company”) issued a press release announcing the results of the Company’s tender offer for up to 30,900 outstanding shares of the Company’s Common Stock. A copy of the press release is filed as Exhibit 99.1 hereto.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	News Release of DiCon Fiberoptics, Inc. dated December 18, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DICON FIBEROPTICS, INC. (Registrant)

Dated: December 18, 2006

	By:	/s/ Ho-Shang Lee
Ho-Shang Lee President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	News Release of DiCon Fiberoptics, Inc. dated December 18, 2006.

DICON FIBEROPTICS, INC. ANNOUNCES RESULTS OF TENDER OFFER

RICHMOND, California (December 18, 2006) - DiCon Fiberoptics, Inc., a leading manufacturer of fiberoptic components, modules, and test equipment, announced today the final results of its cash tender offer to purchase up 30,900 shares of its common stock at a price of $5.00 per share.

The Company has accepted for purchase 30,875 shares of its common stock at a price of $5.00 per share, including all “odd lots” properly tendered and not properly withdrawn. The final proration factor for the tender offer was 40.76%.

The Company's transfer agent will promptly issue payment for the shares accepted in the tender offer. Any shares properly tendered and not properly withdrawn, but not purchased due to proration or conditional tenders, will be returned promptly to shareholders (subject to such shareholders' continuing obligations under any applicable buy-sell agreement with the Company.

A TENDER OFFER STATEMENT, AND OTHER DOCUMENTS INCLUDED WITH THAT STATEMENT, IS AVAILABLE TO SHAREHOLDERS OF DICON FIBEROPTICS, INC. AT NO EXPENSE TO THEM. SHAREHOLDERS OF DICON FIBEROPTICS, INC. MAY OBTAIN A FREE COPY OF SUCH DOCUMENTS AND OTHER DOCUMENTS FILED BY DICON FIBEROPTICS, INC.  WITH THE SEC, AT THE SEC'S WEBSITE AT WWW.SEC.GOV. FREE COPIES OF SUCH OFFER DOCUMENTS MAY ALSO BE OBTAINED BY DIRECTING A REQUEST TO DICON FIBEROPTICS, INC., 1689 REGATTA BLVD., RICHMOND, CA 94804, ATTENTION: SECRETARY.

About DiCon Fiberoptics Inc.
Celebrating 20 Years of Fiberoptic Excellence!

DiCon Fiberoptics Inc. is one of the world’s largest suppliers of innovative, high quality optical components, integrated modules, and test equipment for the optical networking industry. Founded in 1986, DiCon has established itself as a leader in the design, manufacture, and marketing of a broad portfolio of state-of-the-art products that filter, split, attenuate, switch, combine, and monitor light in optical networks, as well as automate the testing of optical devices and systems. DiCon is a recognized industry leader and innovator in thin-film optical coatings, micro-electromechanical systems (MEMS), micro-optic design, fused fibers, advanced packaging, and other evolving technologies designed to address the rapidly changing needs of the optical networking industry. For more information, please go to www.diconfiber.com.

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